UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 07, 2022

AIRGAIN, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37851	95-4523882
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3611 Valley Centre Drive Suite 150
San Diego, California		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 760 579-0200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	AIRG	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On February 8, 2022, Airgain, Inc. (the “Company” or “Airgain”) issued a press release announcing, among other things, that it was reaffirming and narrowing its previously issued revenue guidance for the fourth quarter ended December 31, 2021 to between $14.0 million to $14.2 million. This is above the previous mid-point of guidance of $14.0 million the Company issued on November 9, 2021. A copy of this press release is attached hereto as Exhibit 99.1.

The estimated fourth quarter 2021 revenue range discussed above is subject to the completion of financial closing procedures and other developments that may arise between now and the time the financial results for the fourth quarter are finalized, as well as the completion of the audit of the 2021 financial statements. Therefore, actual results may differ materially from this estimate. In addition, the above estimate does not present all information necessary for an understanding of the Company’s financial condition as of December 31, 2021.

In accordance with General Instructions B.2 of Form 8-K, the information in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such a filing to this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2022, Airgain also announced that on February 7, 2022, David Lyle, the Chief Financial Officer and Secretary of Airgain resigned from the Company, effective at the end of the day on March 1, 2022, to pursue another opportunity. Following his resignation, Mr. Lyle will provide consulting services to the Company and will continue to serve as the Company’s principal financial and accounting officer for filings under the Securities Act and the Exchange Act until the date the Company files its Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which filing will be made on or before March 31, 2022. Mr. Lyle’s outstanding stock options will continue to vest during the term of his consulting services. Mr. Lyle’s resignation did not result from any disagreement with the Company on any matter relating to its operations, policies or practices, including its internal controls over financial reporting or financial statement disclosures.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated February 8, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* * *

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Airgain cautions you that statements in this Current Report on Form 8-K that are not a description of historical facts are forward-looking statements. These statements are based on the Company’s current beliefs and expectations. These forward-looking statements include statements regarding our fourth quarter 2021 financial outlook. The inclusion of forward-looking statements should not be regarded as a representation by Airgain that any of our plans will be achieved. Actual results may differ from those set forth in this Current Report on Form 8-K due to the risk and uncertainties inherent in our business, including, without limitation: risks related to changes in estimated financial amounts based on the completion of financial closing procedures and the audit of the 2021 financial statements; and other risks described in our prior filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in our Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and we undertake no obligation to revise or update this Current Report on Form 8-K to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIRGAIN, INC.

Date:	February 8, 2022	By:	/s/ Jacob Suen
Jacob Suen President and Chief Executive Officer